Exhibit 23.3  -  Consent of Experts

AJ. Robbins PC
Certified Public Accountants


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Form 10KSB Amendment #2 of Trezac International Corporation (f/k/a MarketCentral.net Corp.) of our report dated March 1, 2002 relating to the consolidated financial statements of Trezac International Corporation (f/k/a MarketCentral.net Corp.).


                                         /s/ A J Robbins PC
                                         ------------------
                                             A J Robbins PC


Denver, Colorado
June 27, 2003



Columbine Place
216 16th Street, Suite 600
Denver, Colorado 80202
303 321 1281 - T  303 321 1288 - F
www.ajrobbins.com